UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2014

PARKER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-07573 (Commission File Number)	73-0618660 (IRS Employer Identification No.)

5 Greenway Plaza, Suite 100 Houston, Texas (Address of principal executive offices)	77046 (Zip Code)

Registrant’s telephone number, including area code: (281) 406-2000

Check the appropriate box below if the Form 8-К filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction А.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(Ь))

☐	Pre-commencement communications pursuant to Rule 13е-4(с) under the Exchange Act (17 CFR 240. 13е-4(с))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Parker Drilling Company's Annual Meeting of Stockholders was held on May 1, 2014. Set forth below are descriptions of the matters voted on and the results of the votes taken at the meeting.

1.	To elect three nominees (listed below) as Class III directors, each for a three-year term.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert L. Parker, Jr.	81,693,009	3,779,489	20,014,216
Roger B. Plank	65,456,487	20,016,011	20,014,216
Gary G. Rich	81,555,266	3,917,232	20,014,216
Peter C. Wallace	84,232,355	1,240,143	20,014,216

2.	To approve, on a non-binding advisory basis, the compensation of the named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
83,087,810	2,185,861	198,827	20,014,216

3.	To consider and act upon a proposal for the ratification of the selection made by our Audit Committee reappointing KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,566,201	855,969	64,544	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release announcing election of Gary G. Rich as Chairman of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY

Date: May 6, 2014	By:	/s/ Jon-Al Duplantier
Jon-Al Duplantier
Senior Vice President, Chief Administrative Officer and General Counsel